Exhibit 10.3

ESCROW AGREEMENT

This Escrow Agreement is dated as of November 13, 2007, by and among The Providence Service Corporation, a Delaware corporation (the “Company”), The Bank of New York Trust Company, N.A., as escrow agent (“Escrow Agent”), and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”) under the Indenture described below.

WITNESSETH

WHEREAS, the Company has entered into that certain Agreement and Plan of Merger, dated as of November 6, 2007 (the “Acquisition Agreement”), by and between the Company, PRSC Acquisition Corporation, Charter LCI Corporation, a Delaware corporation (“LCI”), and the stockholders of LCI (the “Seller”) and CLCI Agent, LLC, as stockholder representative, pursuant to which LCI will merge with PRSC Acquisition Corporation (the “Acquisition”).

WHEREAS, pursuant to that certain Indenture, dated November 13, 2007 (the “Indenture”), between the Company and the Trustee, the Company is issuing $70,000,000 aggregate principal amount of 6.5% Convertible Senior Subordinated Notes due 2014 (the “Notes”). The Company has agreed, for the benefit of the Trustee and for the benefit of the Holders, to enter into this Escrow Agreement with respect to the Notes. Capitalized terms not defined herein shall have the meaning assigned to them in the Indenture.

WHEREAS, the Company desires to deposit in escrow, to be held by the Escrow Agent subject to the release conditions set forth herein, certain funds representing that portion of the purchase price of the Notes to be received by the Company.

WHEREAS, this Escrow Agreement shall govern the terms upon which the Escrow Agent will receive and hold, and make disbursements from, the escrow and the duties for which the Escrow Agent will be responsible.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the Company, the Escrow Agent and the Trustee (for the benefit of the Holders) agree as follows:

1. Appointment of Escrow Agent. The Company, on the one hand, and the Trustee, on the other hand, do hereby appoint and designate the Escrow Agent as escrow agent for the purposes set forth herein, and the Escrow Agent does hereby accept such appointment under the terms and conditions set forth herein.

2. Establishment of Escrow Funds. Simultaneously with the execution of this Escrow Agreement, the Company shall deposit, or cause to be deposited, $70,000,000 (the “Escrow Funds”) with the Escrow Agent. If and to the extent the conditions set forth in Section 5 of this Escrow Agreement have been met with respect to the release of the Escrow Funds, the Escrow Funds shall be delivered to the Company by the Escrow Agent in accordance with such Section 5. If and to the extent the conditions set forth in Section 6 of this Escrow Agreement have been met with respect to the release of the Escrow Funds, Escrow Funds in an amount equal to the Mandatory Repurchase Amount shall be delivered to the Trustee (or Paying Agent under the Indenture, as applicable) to fund the Repurchase (as defined in the Indenture) and, if applicable, that portion of the Escrow Funds representing the Excess Amount shall be delivered to the Company. The

Escrow Agent shall hold, subject to the terms and conditions hereof, such cash and shall make such investments and reinvestments of the escrowed cash as may be permitted pursuant to Section 3 hereof, which, together with the income from such investments, shall become the Escrow Funds.

3. Investment of Escrow Funds. The Escrow Funds shall be received by the Escrow Agent and deposited into an escrow account to be named the PRSC Convertible Note Fund. The Escrow Agent agrees to invest and reinvest funds in the Escrow Account, but only upon written instructions signed by the Company and only to the extent such instructions direct such funds to be invested in the following (the “Permitted Investments”):

(a) obligations issued or guaranteed as to full and timely payment by the United States of America or by any person controlled or supervised by or acting as an instrumentality of the United States of America which obligations are backed by the full faith and credit of the United States of America pursuant to authority granted by Congress; or

(b) money market mutual funds that are registered with the United States Securities and Exchange Commission meeting the requirements of Rule 2a-7 under the Investment Company Act of 1940, and at least 95% of the assets of which constitute cash equivalents.

Promptly after the initial deposit is made, the Company shall give the Escrow Agent written directions to invest the Escrow Funds without distinction between principal and income, in Permitted Investments and from time to time the Company may direct the reinvestment in other Permitted Investments. The Escrow Agent will credit all such investments and reinvestments to the escrow account and hereby agrees to treat any such investment or reinvestment as a financial asset within the meaning of Section 8-102(a)(9) of the New York Uniform Commercial Code. The Escrow Agent is hereby authorized to execute purchases and sales of permitted investments through the facilities of its own trading or capital markets operations or those of any affiliated entity. In the absence of written investment direction, the Escrow Agent shall hold funds received hereunder uninvested. The Escrow Agent shall have the right to liquidate any investments held in order to provide funds necessary to make required payments under this Escrow Agreement. The Escrow Agent in its capacity as escrow agent hereunder shall not have any liability for any loss sustained as a result of any investment or non-investment prior to its maturity of for the failure of the parties to give the Escrow Agent instructions to invest or reinvest the Escrow Funds or any earnings thereon.

4. No Right in Escrow Funds or Notes. The Company expressly acknowledges and agrees that prior to the satisfaction of the release conditions in Section 5, the Company shall have no interest or rights in the Escrow Funds. In the event of the investment of the Escrow Funds, the Company shall have no interest or rights in such investments or investment securities.

5. Release Conditions. Upon receipt by the Trustee of an Acquisition Certificate (as defined below) substantially in the form attached hereto as Exhibit A, the Company and the Trustee shall execute the joint written instructions, substantially in the form attached hereto as Exhibit B, instructing the Escrow Agent to release the Escrow Funds to the Company. Upon receipt of the fully executed joint written instructions, the Escrow Agent shall, as soon as reasonably practicable, wire the Escrow Funds to the Company (together with all interest, income and earnings thereon). If the Escrow Agent is required to wire the Escrow Funds (together with all interest, income and earnings thereon) on a day that is not a Business Day, then the Escrow Agent shall not be obligated to wire such amounts to the Company until the next succeeding Business Day. An “Acquisition Certificate” means a certificate signed by the Company’s Chief Executive Officer and Chief Financial Officer that certifies that (i) the Company and Seller have each performed, complied or received waivers of each term, condition and covenant contained in the Acquisition Agreement (except for Section 1.5) and related documents, and (ii) upon receipt of the Escrow Funds, the Company will immediately pay to Seller, by wire transfer of same day funds, such Escrow Funds and such other amounts as required by the Acquisition Agreement necessary for the consummation of the Acquisition.

6. Escrow Conditions Not Met. Upon the earlier to occur of (i) the receipt by the Escrow Agent of written notice from the Company that the Acquisition will not be consummated or (ii) the condition in Section 5 is not satisfied by the close of business on December 31, 2007 (or such later date as the Company and the Trustee shall notify the Escrow Agent), the Escrow Agent shall send notice to the Trustee that the condition of the escrow has not been met. Upon receipt of notice that the Company has failed to meet the condition entitling the Company to the Escrow Funds, the Escrow Funds shall be delivered to the Trustee for the benefit of the Holders. If the Mandatory Repurchase Price (as defined in the Indenture) exceeds the Escrow Funds (together with all interest, income and earnings thereon), the Company shall promptly give the Escrow Agent written instructions instructing the Escrow Agent to wire the Escrow Funds (together with all interest, income and earnings thereon) to the Trustee (for the benefit of the Holders) and the Escrow Agent shall promptly comply with such instructions. If the Escrow Funds (together with all interest, income and earnings thereon) exceed the Mandatory Repurchase Price (the “Excess Amount”), the Company shall promptly give the Escrow Agent written instructions instructing the Escrow Agent to wire the Mandatory Repurchase Price to the Trustee (for the benefit of the Holders) and to wire such Excess Amount to the Company and the Escrow Agent shall promptly comply with such instructions.

7. Notices. All notices and communications hereunder shall be in writing and shall be deemed to be duly given if sent by first class mail to the address as follows:

If to the Escrow Agent, to:

The Bank of New York Trust Company, N.A.

700 S. Flower Street, Suite 500

Los Angeles, California 90017

Attention: Corporate Unit

Fax:     (213) 630-6298

If to the Trustee, to

The Bank of New York Trust Company, N.A.

700 S. Flower Street, Suite 500

Los Angeles, California 90017

Attention: Corporate Unit

Fax:     (213) 630-6298

If to the Company, to:

The Providence Service Corporation

5524 East Fourth Street

Tucson, Arizona 85711

Attention: General Counsel

Fax:     (520) 747-6605

With a copy to:

Blank Rome, LLP

One Logan Sq., 130 N. 18th St.

Philadelphia, Pennsylvania 19103

Attention: Steven Dubow, Esq.

Fax:     (215) 832-5755

or at such other address as any of the above may have furnished to the other parties in writing by registered mail, return receipt requested and any such notice or communication given in the manner specified in this Paragraph 7 shall be deemed to have been given to a party on the date received by such party. In the event that the Escrow Agent, in its sole discretion, shall determine that an emergency exists, the Escrow Agent may use or accept such other means of notice or communication as the Escrow Agent deems advisable.

The Escrow Agent agrees to accept and act upon facsimile transmission of written instructions and/or directions pursuant to this Agreement given by the Company; provided, however, that (i) the Company, subsequent to such facsimile transmission of written instructions and/or directions, shall provide the originally executed instructions and/or directions to the Escrow Agent in a timely manner and (ii) such originally executed instructions and/or directions shall be signed by an authorized officer of the Company.

8. Reliance. The Escrow Agent may act upon any instrument or other writing believed by it in good faith to be genuine and to be signed or presented by the proper person or persons and shall not be liable in connection with the performance by it of its duties pursuant to the provisions hereof, except for its own willful misconduct or gross negligence.

9. Escrow Agent Duties. The duties and responsibilities of the Escrow Agent hereunder shall be determined solely by the express provisions of this Escrow Agreement, and no other or further duties or responsibilities shall be implied. The Escrow Agent shall not have any liability under, nor duty to inquire into the terms and provisions of any agreement or instructions, other than outlined in this Escrow Agreement.

(a) The duties, responsibilities and obligations of the Escrow Agent shall be limited to those expressly set forth herein and no duties, responsibilities or obligations shall be inferred or implied. Escrow Agent shall not be subject to, nor require to comply with, any other agreement to which the Company is a party, even though reference thereto may be made herein, or to comply with any direction or instruction (other than those contained herein or delivered in accordance with this Escrow Agreement) from the Company or any entity acting on its behalf. The Escrow Agent shall not be required to, and shall not, expend or risk any of its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.

(b) This Agreement is for the exclusive benefit of the parties hereto and their respective successors hereunder, and shall not be deemed to give, either express or implied, any legal or equitable right, remedy, or claim to any other entity or person whatsoever.

(c) If at any time the Escrow Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects the Escrow Funds (including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of Escrow Funds), the Escrow Agent is authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems appropriate; and if the Escrow Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, the Escrow Agent shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

(d) The Escrow Agent shall not be liable for any action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties hereunder in the absence of gross negligence or willful misconduct on its part. In no event shall Escrow Agent be liable (i) for acting in accordance with or relying upon any instruction, notice, demand, certificate or document from the Company or the Trustee or any entity acting on behalf of the Company or the Trustee, (ii) for any consequential, punitive or special damages, (iii) for the acts or omissions of its nominees, correspondents, designees, subagents or subcustodians, or (iv) for an amount in excess of the value of the Escrow Funds, valued as of the date of deposit.

(e) If any fees, expenses or costs incurred by, or any obligations owed to, the Escrow Agent hereunder are not promptly paid when due, the Escrow Agent may reimburse itself therefor from the Escrow Funds and may sell, convey or otherwise dispose of any Escrow Funds for such purpose.

(f) As security for the due and punctual performance of the Company’s obligations to the Escrow Agent hereunder, now or hereafter arising, each of the Company and the Trustee hereby pledge, collaterally assign and grant to the Escrow Agent a continuing security interest in, and a lien on, the Escrow Funds and all distributions thereon or additions thereto (whether such additions are the result of deposits by the Company or the Trustee or the investment of Escrow Funds). The security interest of Escrow Agent shall at all times be valid, perfected and enforceable by Escrow Agent against the Company and all third parities in accordance with the terms of this Escrow Agreement.

(g) The Escrow Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Escrow Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility).

(h) Unless otherwise specifically set forth herein, the Escrow Agent shall proceed as soon as practicable to collect any checks or other collection items at any time deposited hereunder. All such conditions shall be subject to Escrow Agent’s usual collection practices or terms regarding items received by Escrow Agent for deposit or collection. Escrow Agent shall not be required, or have any duty to notify anyone of any payment or maturity under the terms of any instrument deposited hereunder, nor to take any legal action to enforce payment of any check, note or security deposited hereunder or to exercise any right or privilege which may be afforded to a Holder of the Notes.

(i) The Escrow Agent may consult with legal counsel at the expense of the Company as to any matter relating to this Escrow Agreement, and the Escrow Agent shall not incur any liability in acting in good faith in accordance with any advice from such counsel.

(j) In the event of any dispute between or conflicting claims by or among the Company, the Trustee and/or any other person or entity with respect to any Escrow Funds, the Escrow Agent shall be entitled, in its sole discretion, to refuse to comply with any and all claims, demands or instructions with respect to such Escrow Funds so long as such dispute or conflict shall continue, and the Escrow Agent shall not be or become liable in any way to the Company, any Holder or the Trustee for failure or refusal to comply with such conflicting claims, demands or instructions. The Escrow Agent shall be entitled to refuse to act until, in its sole discretion, either (i) such conflicting or adverse claims or demands shall have been determined by a final order, judgment or decree of a court of competent jurisdiction, which order, judgment or decree is not subject to appeal, or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to the Escrow Agent or (ii) the Escrow Agent shall have received security or an indemnity satisfactory to it sufficient to hold it harmless from and against any and all Losses which it may incur by reason of so acting. The Escrow Agent may, in addition, elect, in its sole discretion, to commence an interpleader action or seek other judicial relief or orders as it may deem, in its sole discretion, necessary. The costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with such proceeding shall be paid by, and shall be deemed an obligation of the Company.

(k) Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Escrow Agreement or the transaction contemplated hereby.

10. Termination of Escrow. The escrow provided for in this Escrow Agreement shall expire on the earlier of : (i) the date on which the Escrow Funds are released to the Company in accordance with Section 5 or (ii) the date on which the Escrow Funds are released to the Trustee for the benefit of the Holders in accordance with Section 6.

11. Representations and Warranties by the Company. The Company hereby represents and warrants that:

(i) The execution, delivery and performance by the Company of this Escrow Agreement are within the Company’s corporate powers, have been duly authorized by all necessary corporate action, and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the Certificate of Incorporation of the Company, as amended, or of any material agreement, judgment, injunction, order, decree or other instrument binding upon the Company or result in the creation or imposition of any Lien on any assets of the Company.

(ii) This Escrow Agreement has been duly executed and delivered by the Company and assuming the due authorization and valid execution and delivery of this Agreement by the Escrow Agent and the Trustee and enforceability of this Escrow Agreement against the Escrow Agent and the Trustee in accordance with its terms, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(iii) No litigation, investigation or proceeding of or before any arbitrator or governmental authority is pending or, to the knowledge of the Company, threatened by or against the Company with respect to this Escrow Agreement or any of the transactions contemplated hereby.

12. Fees and Expenses. The Escrow Agent shall be entitled to compensation for its services as stated in the fee schedule attached hereto as Exhibit C, which compensation shall be paid by the Company. The fee agreed upon for the services rendered hereunder is intended as full compensation for the Escrow Agent’s services as contemplated by this Escrow Agreement; provided, however, that in the event that the conditions for the disbursement of funds under this Escrow Agreement are not fulfilled, or the Escrow Agent renders any material service not contemplated in this Escrow Agreement or there is any assignment of interest in the subject matter of this Escrow Agreement, or any material modification hereof, then the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs and expenses related thereto.

13. Indemnification of Escrow Agent: The Company hereby indemnifies and holds harmless the Escrow Agent from and against, any and all loss, liability, cost, damage and expense, including, without limitation, reasonable counsel fees, which the Escrow Agent may suffer or incur by reason of any action, claim or proceeding brought against the Escrow Agent arising out of or relating in any way to this Escrow

Agreement or any transaction to which this Escrow Agreement relates unless such action, claim or proceeding is the result of the gross negligence or willful misconduct of the Escrow Agent.

14. Refrain from Action. In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its opinion, conflict with any of the provisions of this Escrow Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be directed otherwise in writing by all of the other parties hereto or by a final order or judgment of a court of competent jurisdiction.

15. Acceptance of Appointment. The Bank of New York Trust Company, N.A. hereby agrees to act as Escrow Agent under this Escrow Agreement. The Escrow Agent shall have no duty to enforce any provision hereof requiring performance by any other party hereunder.

16. Successor Escrow Agent. Any company into which the Escrow Agent may be merged or converted or with which it may be consolidated or any company resulting from any merger, conversion or consolidation to which it shall be a party or any company to which the Escrow Agent may sell or transfer all or substantially all of its escrow/custody business, provided such company shall be eligible to serve as the Escrow Agent hereunder, shall be the successor hereunder to the Escrow Agent without the execution or filing of any paper or any further act.

17. Counterparts. This Escrow Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

18. Resignation. The Escrow Agent may resign upon 30-days advance written notice to the parties hereto. If a successor escrow agent is not appointed within the 30-day period following such notice, the Escrow Agent may petition any court of competent jurisdiction to name a successor escrow agent. Upon receipt of the identity of the successor Escrow Agent, Escrow Agent shall either deliver the Escrow Funds then held hereunder to the successor Escrow Agent, less Escrow Agent’s fees, costs and expenses or other obligations owed to Escrow Agent, or hold such Escrow Funds (or any portion thereof), pending distribution, until all such fees, costs and expenses or other obligations are paid. Upon delivery of the Escrow Funds to successor Escrow Agent, Escrow Agent shall have no further duties, responsibilities or obligations hereunder.

19. Governing Law.

(1) THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED UNDER THE LAWS OF THE STATE OF NEW YORK, AND ANY DISPUTE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THE COMPANY, ESCROW AGENT AND TRUSTEE IN CONNECTION WITH THIS AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAWS PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK.

(2) THE COMPANY AGREES THAT TRUSTEE SHALL, IN ITS CAPACITY AS TRUSTEE OR IN THE NAME AND ON BEHALF OF ANY HOLDER OF NOTES, HAVE THE RIGHT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO PROCEED AGAINST THE COMPANY OR ITS PROPERTY IN A COURT IN ANY LOCATION REASONABLY SELECTED IN GOOD FAITH (AND HAVING PERSONAL OR IN REM JURISDICTION OVER THE COMPANY OR ITS PROPERTY, AS THE CASE MAY BE) TO ENABLE TRUSTEE TO REALIZE ON SUCH PROPERTY, OR TO

ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF TRUSTEE. THE COMPANY AGREES THAT IT WILL NOT ASSERT ANY COUNTERCLAIMS, SETOFFS OR CROSSCLAIMS IN ANY PROCEEDING BROUGHT BY TRUSTEE TO REALIZE ON SUCH PROPERTY OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF TRUSTEE, EXCEPT FOR SUCH COUNTERCLAIMS, SETOFFS OR CROSSCLAIMS WHICH, IF NOT ASSERTED IN ANY SUCH PROCEEDING, COULD NOT OTHERWISE BE BROUGHT OR ASSERTED. THE COMPANY WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH TRUSTEE HAS COMMENCED A PROCEEDING DESCRIBED IN THIS PARAGRAPH INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS.

(3) THE COMPANY AGREES THAT NONE OF ESCROW AGENT OR THE TRUSTEE SHALL HAVE ANY LIABILITY TO THE COMPANY (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) FOR LOSSES SUFFERED BY THE COMPANY IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO, THE TRANSACTIONS CONTEMPLATED AND THE RELATIONSHIP ESTABLISHED BY THIS AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, UNLESS IT IS DETERMINED BY A FINAL AND NONAPPEALABLE JUDGMENT OF A COURT THAT IS BINDING ON ESCROW AGENT OR TRUSTEE, AS THE CASE MAY BE, THAT SUCH LOSSES WERE THE RESULT OF ACTS OR OMISSIONS ON THE PART OF ESCROW AGENT OR TRUSTEE, AS THE CASE MAY BE, CONSTITUTING BAD FAITH, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

20. Amendments. This Escrow Agreement may be amended to modified, and any of the terms, covenants, representations, warranties, or conditions hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. Any waiver by any party of any condition, or of the breach of any provision, term, covenant, representation, or warranty contained in the Escrow Agreement, in any one or more instances, shall not be deemed to be nor construed as further or continuing waiver of any such conditions, or of the breach of any other provision, term, covenant, representation, or warranty of this Escrow Agreement.

21. Assignability. This Escrow Agreement shall not be assigned by operation of law or otherwise, except as otherwise specifically provided in writing by the parties hereto; provided that the Company may assign its rights and obligations hereunder to any of its subsidiaries, or affiliates or any successor in interest to the business of the Company.

22. Section Headings. The section headings in this Escrow Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Escrow Agreement.

23. Severability. In the event that any part of this Escrow Agreement is declared by any court or other judicial or administrative body to be null, void, or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Escrow Agreement shall remain in full force and effect.

24. Entire Agreement. This Escrow Agreement is intended as a complete statement of the entire agreement and understanding between the Escrow Agent, the Company and the Trustee with respect to the subject matter hereof and thereof and supersedes all prior statements, representations, discussions, agreements, term sheets, draft agreements and undertakings, whether written or oral, express or implied, of any and every nature with respect thereto.

25. Incorporation by Reference. In connection with its execution and acting hereunder, the Trustee is entitled to all rights, privileges, protections, immunities, benefits and indemnities provided to it under the Indenture.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement on the date and year first above written.

THE PROVIDENCE SERVICE CORPORATION

By:	/s/ Fletcher Jay McCusker
Name:	Fletcher Jay McCusker
Title:	Chief Executive Officer and Chairman of the Board

THE BANK OF NEW YORK TRUST COMPANY, N.A. as Escrow Agent

By:	/s/ Melonee Young
Name:	Melonee Young
Title:	Vice President

THE BANK OF NEW YORK TRUST COMPANY, N.A. as Trustee

By:	/s/ Melonee Young
Name:	Melonee Young
Title:	Vice President

EXHIBIT A

THE PROVIDENCE SERVICE CORPORATION

OFFICERS’ CERTIFICATE

Pursuant to Section 5 of the Escrow Agreement dated November 13, 2007, by and among The Providence Service Corporation, a Delaware corporation (the “Company”), The Bank of New York Trust Company, N.A., as escrow agent, and The Bank of New York Trust Company, N.A., as the trustee on behalf of the Holders of the Notes described below (the “Escrow Agreement”), relating to the offering of up to $70 million aggregate principal amount of the Company’s 6.5% Convertible Senior Subordinated Notes due 2014, each of the undersigned, Fletcher Jay McCusker, Chairman of the Board and Chief Executive Officer of the Company, and Michael N. Deitch, Chief Financial Officer of the Company, hereby certify that they have been duly elected, qualified and are acting in such capacity and that, as such, they are familiar with the facts herein certified and are duly authorized to certify the same, and hereby further certify that:

1. The Company and Seller have each performed, complied or received waivers of each term, condition and covenant contained in the Acquisition Agreement (except for Section 1.5) and related documents; and

2. Upon receipt of the Escrow Funds, the company will immediately pay to Seller, by wire transfer of same day funds, such Escrow Funds and such other amounts as required by the Acquisition Agreement necessary for the consummation of the Acquisition.

Capitalized terms used, but not defined herein, shall have the meaning ascribed to them in the Escrow Agreement.

[Signature Page to Follow]

A-1

IN WITNESS WHEREOF, the undersigned have executed this Officers’ Certificate as of this      day of             , 2007.

By:
Fletcher Jay McCusker Chairman of the Board, Chief Executive Officer

By:
Michael N. Deitch Chief Financial Officer

A-2

EXHIBIT B

Date:

The Bank of New York Trust Company, N.A., as Escrow Agent

700 S. Flower Street, Suite 500

Los Angeles, California 90017

Attention:

Re: Joint Written Instructions

Dear                  :

Reference is made to (i) the Escrow Agreement (the “Escrow Agreement”), dated as of November 13, 2007, by and among The Providence Service Corporation (the “Company”), The Bank of New York Trust Company, N.A., as Escrow Agent (the “Escrow Agent”), and The Bank of New York Trust Company, N.A., as Trustee on behalf of the Holders of the Notes (as defined in the Escrow Agreement).

In accordance with Section 5 of the Escrow Agreement, each of the undersigned hereby jointly instructs the Escrow Agent to release the Escrow Funds to the Company.

THE PROVIDENCE SERVICE CORPORATION

By:
Name:
Title:

THE BANK OF NEW YORK TRUST COMPANY, N.A. as Trustee

By:
Name:
Title:

B-1

EXHIBIT C

Fee Schedule

Providence Service Corporation

Escrow Account

Fee Schedule

November 2, 2007

Upon appointment of The Bank of New York Trust Company, N.A. (“BNY”) as Escrow Agent, the client shall be responsible for the payment of the fees, expenses and charges as set forth in this Fee Schedule.

GENERAL FEES

ACCEPTANCE FEE - Waived

This one time charge is payable at the time of the closing and includes the review and execution of the agreement and all documents submitted in support thereof and establishment of accounts.

ANNUAL ADMINISTRATIVE FEE

A fee of $2,000* will cover the duties and responsibilities related to account administration and servicing, which may include maintenance of accounts on various systems, custody and securities servicing, reporting, etc.

INVESTMENT COMPENSATION

With respect to investments in money market mutual funds for which BNY provides shareholder services BNY (or its affiliates) may also receive and retain additional fees from the mutual funds (or their affiliates) for shareholder services as set forth in the Authorization and Direction to BNY to Invest Cash Balances in Money Market Mutual Funds.

BNY will charge a $25.00 transaction fee for each purchase, sale, or redemption of securities other than the aforementioned Money Market Mutual Funds.

DISBURSEMENT FEE (CHECK OR WIRE) PER TRANSACTION

A fee of $25.00 will be assessed for each disbursement.

COUNSEL FEES

If counsel is retained by BNY, a fee covering the fees and expenses of Counsel for its services, including review of governing documents, communication with members of the closing party (including representatives of the purchaser, investment banker(s), attorney(s) and BNY), attendance at meetings and the closing, and such other services as BNY may deem necessary. The Counsel fee will be the actual amount of the fees and expenses charged by Counsel and is payable at closing. Should closing not occur, you would still be responsible for payment of Counsel fees and expenses.

MISCELLANEOUS FEES

The fees for performing extraordinary or other services not contemplated at the time of the execution of the transaction or not specifically covered elsewhere in this schedule will be commensurate with the service to be provided and will be charged in BNY’s sole discretion. These extraordinary services may include, but are not limited to: proxy dissemination/tabulation, customized reporting and/or procedures, electronic account access, etc. Counsel, accountants, special agents and others will be charged at the actual amount of fees and expenses billed.

*	fee will increase to $3,500, should the deposit not be invested in a mutually approved money market fund.

Fee Schedule

OUT-OF-POCKET EXPENSES

Additional out-of-pocket expenses may include, but are not limited to, telephone; facsimile; courier; copying; postage; supplies; expenses of foreign depositaries; and expenses of BNY’s representative(s) and Counsel for attending special meetings. Fees and expenses of BNY’s representatives and Counsel will be charged at the actual amount of fees and expenses charged and all other expenses will be charged at cost or in an amount equal to 5% of all expenses billed for the year, in BNY’s discretion, and BNY may charge certain expenses at cost and others on a percentage basis.

Terms and Disclosures

TERMS OF PROPOSAL

Final acceptance of the appointment as escrow agent under the escrow agreement is subject to approval of authorized officers of BNY and full review and execution of all documentation related hereto. Please note that if this transaction does not close, you will be responsible for paying any expenses incurred, including Counsel fees. We reserve the right to terminate this offer if we do not enter into final written documents within three months from the date this document is first transmitted to you. Fees may be subject to adjustment during the life of the engagement.

MISCELLANEOUS

The terms of this Fee Schedule shall govern the matters set forth herein and shall not be superseded or modified by the terms of the escrow agreement. This Fee Schedule shall be governed by the laws of the State of New York without reference to laws governing conflicts. BNY and the undersigned agree to jurisdiction of the federal and state courts located in the City of New York, State of New York

CUSTOMER NOTICE REQUIRED BY THE USA PATRIOT ACT

To help the US government fight the funding of terrorism and money laundering activities, US Federal law requires all financial institutions to obtain, verify, and record information that identifies each person (whether an individual or organization) for which a relationship is established.

What this means to you: When you establish a relationship with BNY, we will ask you to provide certain information (and documents) that will help us to identify you. We will ask for your organization’s name, physical address, tax identification or other government registration number and other information that will help us to identify you. We may also ask for a Certificate of Incorporation or similar document or other pertinent identifying documentation for your type of organization.

We thank you for your assistance.

Accepted By:	For BNY:

Signature:

Date:

Name:

Title:

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